Exhibit 99.1

NXT-ID and Fit Pay, Inc. Complete Business Combination

Transaction creates comprehensive security, payment and authentication platform for Internet of Things and expands
NXT-ID’s existing products and capabilities

MELBOURNE, Florida, May 23, 2017– NXT-ID, Inc. (NXTD) (“NXT-ID” or the “Company”), a security technology company, and Fit Pay, Inc., a privately held provider of payment, credential management, and authentication platform services, today announced the completion of a transaction to combine their businesses and create a comprehensive Internet of Things (IoT) platform.

“Combining NXT-ID’s security and authentication technology with Fit Pay’s comprehensive platform-as-a-service (PaaS) capabilities will enable us to significantly expand our offerings to include both hardware and IoT enablement services,” said Gino Pereira, chief executive officer of NXT-ID. “This provides an important avenue to create new and compelling use cases for our existing products as well as access new potential customers for whom secure authentication and credential management are critical.”

Under the terms of the agreement, Fit Pay, Inc. will be a wholly owned subsidiary of NXT-ID, and Fit Pay CEO, Michael Orlando, will become chief operating officer of NXT-ID and remain president of Fit Pay, Inc. The companies will combine their technology, engineering and business teams to deliver complete enablement services to device manufacturers and to bring innovative IoT devices to market.

“Bringing powerful new capabilities to the Internet of Things requires seamlessly connecting devices to robust services, reliably authenticating users, and keeping data safe,” said Orlando. “Security and authentication are the essential to the growth of the IoT market, combining our platform with NTX-ID’s identification technology and hardware expertise positions us to offer transformational products and services that capture IoT market share.”

Fit Pay’s white-label technology platform delivers payment, credential management, authentication and other secure services to the IoT ecosystem. Fit Pay has developed a highly secure payment network tokenization scheme and integrated with the major credit card networks to provide an all-in-one solution that allows manufacturers to add payment and authentication capabilities to IoT devices.

###

About NXT- ID Inc. - Mobile Security for a Mobile World

NXT-ID, Inc. (NXTD) is a security technology Company providing security for finance, assets, and healthcare. The Company’s innovative MobileBio® solution mitigates risks associated with mobile computing, m-commerce, and smart OS-enabled devices. With extensive experience in biometric identity verification, security and privacy, encryption and data protection, payments, miniaturization and sensor technologies, the Company partners with industry leading companies to provide solutions for modern payment and the Internet of Things (“IoT”) applications. The Company’s wholly owned subsidiary, LogicMark, LLC, manufactures and distributes non-monitored and monitored personal emergency response systems (“PERS”) sold through the United States Department of Veterans Affairs (“VA”), healthcare durable medical equipment dealers and distributors and monitored security dealers and distributors. http://www.nxt-id.com

About Fit Pay, Inc.

Based in San Francisco, California, Fit Pay, Inc. is led by former CyberSource and Visa executives with more than 50 years of payment and identity authentication domain expertise. With payment capabilities enabled by Fit Pay, wearable and IoT device manufacturers can create customer loyalty, tap into recurring revenue streams, open new markets, and differentiate their products in an increasingly competitive market. The company was named a “Startup of the Year” for payment technology by industry publication Paybefore. Learn more at www.fit-pay.com, or on Twitter.

Forward-Looking Statements for NXT-ID: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company’s business strategy. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company’s ability to implement its long range business plan for various applications of its technology; the Company’s ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company’s technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission.

NXT-ID Inc. Contact :

Corporate info: info@nxt-id.com

Media:

D. Van Zant

+1-800-665-0411

press@nxt-id.com

Fit Pay, Inc. Contact:

Chris Orlando

+1-760-468-7273

chris@fit-pay.com